SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A,
No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2003

Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Item 4 is revised to read as follows:

Item 4.   Changes in Registrant's Certifying Accountant.

           On December 10, 2003 the Company retained the services of Grant Thornton LLP as its independent auditors. This engagement was approved by the Board of Directors of the Company on the recommendation of its Audit Committee. During the Company’s two most recent fiscal years and any subsequent interim period to December 10, 2003 , the Company did not consult with Grant Thornton regarding any matters noted in Items 304(a)(2)(i) and (ii) of Regulation S-K.

           On December 10, 2003 BDO Seidman LLP was dismissed as the Company’s independent auditors. This dismissal was approved by the Board of Directors of the Company on the recommendation of its Audit Committee in connection with the engagement of Grant Thornton LLP as the Company’s independent auditors . There have been no "disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any events of the type listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, involving BDO Seidman that occurred within the Company’s two most recent fiscal years and the interim period to December 10, 2003. BDO Seidman‘s reports on the financial statements of the Company for the past two years did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has provided BDO Seidman with a copy of the disclosures made pursuant to this Form 8-K and requested BDO Seidman to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree. The Company has been advised by BDP Seidman that it will provide such letter within three business days it has been advised of the filing of this Form 8-K, at which time such letter shall be provided to the Commission under cover of a Form 8-K/A.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ Walter Kreil Name: Walter Kreil Title: Vice President and Chief Financial Officer

Dated:  January 5, 2004